REORGANIZATION SUPPORT SERVICE AGREEMENT

Agreement made as of the  day of March, 2014 between Cornerstone Progressive Return Fund with principal offices at 7 Dawson Street, Huntington Station, New York 11746 (“Cornerstone”) and Boston Financial Data Services, Inc. with principal offices at 2000 Crown Colony, Quincy, Massachusetts 02169 (“Boston Financial”).

W I T N E S S E T H

WHEREAS, Cornerstone desires to engage Boston Financial to act as Depositary and tender Subscription Agent to complete the rights offering for the Cornerstone Progressive Return Fund; and

WHEREAS, Boston Financial owns proprietary software for, and is in the business of performing the functions of Subscription Agent for certain Rights Offerings, and desires to be engaged for such purposes in connection with the Rights Offering; and

NOW, THEREFORE, Cornerstone hereby engages Boston Financial as Subscription Agent to perform the processing services set forth herein required to complete the Rights Offering and Boston Financial agrees to provide such services under the following terms and conditions:

1.  Engagement.

Cornerstone hereby engages Boston Financial to act as Subscription Agent to complete the Rights Offering. Boston Financial and Cornerstone will consult with each other concerning the specific services to be provided by Boston Financial and an agreeable timetable to perform the services. As Subscription Agent, Boston Financial shall be responsible to supply all needed personal and software required to complete the Rights Offering, with the exception of staffing and supplying telephone support for the Rights Offering, which will be supplied by the Information Agent.

2.  Estimated Fees.

The estimated fees for this agreement are $17,500.00.

3.  Term.

The term of this Agreement shall commence on the date first set forth above and shall continue for the duration of the Rights Offering.

4.  Representations and Warranties of Boston Financial.

Boston Financial represents and warrants to Cornerstone that:

4.1 It is a corporation duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts;

4.2 It is duly qualified to carry on its business in The Commonwealth of Massachusetts;

4.3 It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

4.4 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

4.5 It is the sole owner of the Corporate Reorg System and other related proprietary software (the “CRS Software System”), and has the right to use the other software in providing the processing services as provided hereunder;

4.6  Boston Financial’s CRS Software System and Boston Financial’s use of such other software do not infringe upon any copyright, patent or other proprietary interest of any person, firm or organization; and

5.  Representations and Warranties of Cornerstone

Cornerstone represents and warrants to Boston Financial that:

5.1 It is a trust organized and existing and in good standing under the laws of The State of Delaware;

5.2 It is empowered under applicable laws and by its Agreement and Declaration of Trust and By-Laws to enter into and perform this Agreement;

5.3 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

5.4  The execution, delivery and performance of this agreement by Cornerstone will not require the consent of any other party, or violate, conflict with, or result in the breach of any term condition, or provision of any existing contract, agreement, law, ordinance, rule or regulation to which it is subject.

6.  Confidentiality.

Both parties agree that they, their personnel, agents or representatives will not, at any time during the term of this Agreement or after its termination, reveal, divulge, or make known to any person, firm, corporation or other business organization, any customers’ lists, trade secrets, cost figures and projections, profit figures and projections or any other secret, confidential or proprietary information whatsoever, whether of Cornerstone, Boston Financial or any of the Issuers, used or gained by Cornerstone or Boston Financial during performance under this Agreement. Boston Financial and Cornerstone further covenant and agree to retain all such knowledge and information acquired during and after the term of this Agreement respecting such lists, trade secrets, or any secret, confidential or proprietary information whatsoever in trust for the sole benefit of Cornerstone or Boston Financial and their successors and assigns. The above prohibition of disclosure shall not apply to the extent that Cornerstone or Boston Financial must disclose such data to a governmental authority or a court of competent jurisdiction.

Cornerstone acknowledges that its personnel may be exposed to proprietary information of Boston Financial, including, but not limited to Boston Financial’s proprietary CRS Software System, and Cornerstone agrees that it will take all appropriate steps to ensure that its personnel will keep all aspects of Boston Financial’s CRS Software System confidential.

Both parties acknowledge and agree that a breach of this Section by a party or its personnel, agents or representatives is highly likely to cause significant, irreparable harm to the other party and that such other party shall be entitled to temporary, preliminary and/or injunctive relief, or any other equitable remedy deemed appropriate by a reviewing court, to prevent a breach or threatened breach of this Section in order to protect its interests in its Confidential Information.

7.  Standard of Care.

Each party will at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility, and will not be liable, for loss or damage due to errors unless said errors are caused by its gross negligence, or willful misconduct or that of its employees.

8.  Force Majeure.

In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

9. Consequential Damages.

Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

10. Disaster Plan.

Boston Financial will maintain a disaster back-up plan whereby the services contemplated by this Agreement can be performed by Boston Financial on an alternative computer hardware and software system within forty-eight (48) hours if there is a catastrophic event that renders Boston Financial’s computer hardware and software system upon which the services are then being performed inoperable.

11.  Insurance.

Boston Financial maintains adequate insurance coverage for Professional Liability Errors or Omissions.

12.  Right to Audit.

Cornerstone and/or its internal auditors and examiners may conduct, at Cornerstone’s option and expense, appropriate audits and examinations of Boston Financial’s operations relating to the performance of the services hereunder in accordance with applicable regulatory requirements, and to verify that the services are being performed in accordance with this Agreement. Such audits shall require reasonable prior notice to Boston Financial; provided, however, that any audit shall not interfere with Boston Financial’s ability to perform its obligations hereunder.  Cornerstone, its examiners or auditors shall not have access to Boston Financial’s proprietary data or the proprietary data of any Boston Financial customer.

13.  Amendment, Successors and Assigns.

This Agreement may be amended or modified by a written agreement executed by both parties.  This Agreement shall be binding on and shall inure to the benefit of the respective successors and assigns of the parties hereto.

14.  Massachusetts Law to Apply.

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the internal laws of The Commonwealth of Massachusetts without regard to the conflict of laws provisions thereof.

15.  Survival.

All provisions regarding warranty, liability and limits thereon, and confidentiality and/or protection of proprietary rights and trade secrets shall survive the termination of this Agreement.

16.  Severability.

If any provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

17.  Merger of Agreement.

This Agreement constitutes the entire agreement between the parities hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

18.  Counterparts.

This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers as of the day set forth in this Agreement.

Cornerstone Progressive Return Fund

________________________________
Name: Ralph W. Bradshaw
Title: President

Boston Financial Data Services, Inc.

_______________________________
Name: Madeline FitzGerald
Title: Managing Director